Exhibit 5.1

[Letterhead of]

CRAVATH, SWAINE & MOORE LLP

[New York Office]

September 6, 2016

Brunswick Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Brunswick Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of: (i) debt securities (the “Debt Securities”) of the Company; (ii) shares of the Company’s common stock, par value $0.75 per share (the “Common Stock”); (iii) shares of the Company’s preferred stock, par value $0.75 per share (the “Preferred Stock”), which may be represented by depository receipts for depository shares (the “Depository Shares”) of the Company; (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock (collectively, the “Warrants”); (v) stock purchase contracts (the “Stock Purchase Contracts”); and (vi) stock purchase units (the “Stock Purchase Units”). The Debt Securities, the Common Stock, the Preferred Stock, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.”

Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of the Debt Securities, the Debt Securities will be issued under an indenture (the “Indenture”) to be entered into between the Company and U.S. Bank N.A., as trustee (the “Trustee”), a form of which will be filed as an exhibit to the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Restated Certificate of Incorporation of the Company; (b) the By-laws, as amended, of the Company; (c) resolutions adopted by the board of directors of the Company on August 31, 2016; (d) the Registration Statement; and (e) the Indenture. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and documents furnished to us by the Company without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (ii) the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with all applicable Federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (v) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any deposit agreement, warrant agreement, Stock Purchase Contract or Stock Purchase Unit will be governed by the laws of the State of New York and (viii) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

1.                   with respect to Debt Securities to be issued under the Indenture, assuming (A) the Trustee has been qualified to act as Trustee under the Indenture, (B) the Trustee has duly executed and delivered the Indenture, (C) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (D) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the board of directors of the Company, a duly constituted and acting committee thereof or any officers of the Company delegated such authority (such board of directors, committee or officers being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of a particular series of Debt Securities, the terms of the offering thereof, and related matters and (F) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, including any supplemental indenture related thereto, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

2.                   with respect to the Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering, and related matters, of the Common Stock in conformity with the Restated Certificate of Incorporation of the Company, and (B) certificates representing such Common Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Common Stock) provided for therein, then such Common Stock will be validly issued, fully paid and nonassessable;

3.                   with respect to the Preferred Stock, when (A) the Board has taken all necessary corporate action to approve the issuance and terms of a particular series of Preferred Stock, the terms of the offering thereof, and related matters in conformity with the Restated Certificate of Incorporation of the Company, including the adoption of a Certificate of Designations, Preferences and Rights relating to such Preferred Stock and the filing of such Certificate of Designations, Preferences and Rights with the Secretary of State of the State of Delaware, (B) such Certificate of Designations, Preferences and Rights has been properly filed with the Secretary of State of the State of Delaware and (C) certificates representing such Preferred Stock have been duly executed, countersigned, registered and delivered either in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein, then such Preferred Stock will be validly issued, fully paid and nonassessable;

4.                   with respect to the Depository Shares, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Depository Shares and the related series of Preferred Stock, the terms of the offering thereof and related matters, (B) a deposit agreement relating to the Depository Shares has been duly authorized and validly executed and delivered by the Company, the depository appointed by the Company and each other party thereto, (C) the Certificate of Designations, Preferences and Rights for the related series of Preferred Stock has been properly filed with the Secretary of State of the State of Delaware, (D) certificates representing such shares of Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (which consideration is not less than the par value of the Preferred Stock) provided for therein and (E) Depository Shares or receipts representing the Depository Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Depository Shares will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

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5.                   with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, including the issuance and sale of the Debt Securities, shares of Common Stock or shares of Preferred Stock issuable upon exercise of such Warrants, (B) a warrant agreement relating to the Warrants have been duly authorized and validly executed and delivered by the Company, the warrant agent appointed by the Company and each other party thereto, (C) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Warrants are exercisable for shares of Common Stock, the actions described in paragraph 2 above have been taken, (E) if such Warrants are exercisable for shares of Preferred Stock, the actions described in paragraph 3 above have been taken, and (F) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

6.                   with respect to the Stock Purchase Contracts and/or the Stock Purchase Units, when (A) such Stock Purchase Contracts and/or Stock Purchase Units have been duly authorized, executed and delivered by the parties thereto, (B) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of such Stock Purchase Contracts and/or the Stock Purchase Units, the terms of the offering thereof and related matters, (C) if such Stock Purchase Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 1 above have been taken, (D) if such Stock Purchase Contracts and/or Stock Purchase Units relate to the issuance and sale of shares of Common Stock, the actions described in paragraph 2 above have been taken, and (E) if such Stock Purchase Contracts and/or Stock Purchase relate to the issuance and sale of shares of Preferred Stock, the actions described in paragraph 3 above have been taken, then such Stock Purchase Contracts and/or the Stock Purchase Units will be legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law and the Federal laws of the United States of America.

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We are aware that we are referred to under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement and that we may be referred to under a similar heading or the heading “Legal Matters” in a prospectus supplement filed after the effective date of the Registration Statement. We hereby consent to such use of our name therein and the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Brunswick Corporation
1 N. Field Ct.
Lake Forest, Illinois, 60045-4811

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